Exhibit 32.1

AUBURN NATIONAL BANCORPORATION, INC AND SUBSIDIARIES

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Auburn National Bancorporation, Inc. (the “Company”) on Form 10-K/A for the period ending December 31, 2004, as filed with the Securities and Exchange Commission as of the date hereof (the “Report”), I, E.L. Spencer, Jr., President, Chief Executive Officer and Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 19, 2005

/s/ E.L. Spencer, Jr.
E.L. Spencer, Jr.
President, Chief Executive Officer
and Chairman of the Board